UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

BALLY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2025, Bally’s Corporation (“Bally’s” or the “Company”) entered into an Incremental Joinder Agreement (the “Incremental Joinder Agreement”) with Jefferies Finance LLC (“Jefferies”) and Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) which amends that certain Credit Agreement, dated as of October 1, 2021 (as amended by that certain First Amendment to Credit Agreement, dated as of June 23, 2023, that certain Second Amendment to Credit Agreement, dated as of May 14, 2025, that certain Third Amendment to Credit Agreement, dated as of September 11, 2025 (the “Third Amendment”) and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the Guarantors party thereto from time to time, the lenders from time to time party thereto, the Administrative Agent, Deutsche Bank AG, New York Branch, as collateral agent, and the other parties from time to time party thereto. The Incremental Joinder Agreement provides for (i) an increase of commitments under the Company’s existing senior secured revolving credit facility due 2028 in an amount equal to $50 million and (ii) Jefferies’ consent to the proposed sale and leaseback transaction of the Company’s Twin River Lincoln Casino Resort pursuant to an existing agreement between the Company and Gaming and Leisure Properties Inc. for $735 million before transaction expenses, in each case, contingent upon regulatory approvals and the occurrence of the Amendment No. 3 Extension Effective Date (as defined in the Third Amendment).

The foregoing description of the Incremental Joinder Agreement does not purport to be complete and is subject, and qualified by reference, to the full text of the Incremental Joinder Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Incremental Joinder Agreement, dated as of September 29, 2025, by and among the Company, Jefferies Finance LLC and Deutsche Bank AG New York Branch, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

By:	/s/ Kim M. Barker
Name:	Kim M. Barker
Title:	Chief Legal Officer

Date: September 30, 2025

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